Exhibit 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Receives Positive Guidance from FDA on New Drug Application (NDA) Submission for Zilretta™ for Osteoarthritis of the Knee

BURLINGTON, Mass., May 26, 2016 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) announces that yesterday it received written responses from the U.S. Food & Drug Administration (FDA) to questions the company had submitted in advance of a pre-NDA meeting regarding Flexion’s lead product candidate, Zilretta (also known as FX006). The FDA clearly indicates in its responses that the safety and efficacy data from the registration program for Zilretta are “acceptable to support filing of an NDA submission.” Based on this positive FDA feedback, the in-person pre-NDA meeting has become unnecessary and the FDA responses will serve as the official meeting minutes.

Michael Clayman, M.D., President and Chief Executive Officer of Flexion, stated, “The endorsement from the FDA for the Zilretta NDA submission represents a major milestone in the development of this drug candidate and brings us one step closer to making it available to the many millions of knee osteoarthritis (OA) patients who lack good pain-relief options. We intend to submit the NDA in the fourth quarter of this year.”

About Zilretta

Zilretta is being investigated as the first intra-articular sustained-release, non-opioid treatment for patients with moderate to severe knee OA pain. Zilretta employs proprietary microsphere technology combining TCA — a commonly administered, short-acting corticosteroid — with a polymer (PLGA) intended to provide persistent concentrations of drug locally to both amplify the magnitude and prolong the duration of pain relief.

To date, more than 600 patients have been treated with Zilretta in clinical trials. No drug-related serious adverse events have been observed in these trials and adverse events have typically been localized, mild and comparable to those observed with immediate-release TCA and placebo. The data from these trials are consistent with Zilretta providing meaningful and durable pain relief.

About Flexion Therapeutics

Flexion is a specialty pharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with OA. The company's lead product candidate, Zilretta, is being investigated for its potential to provide improved analgesic therapy for the millions of U.S. patients who receive IA injections for knee OA annually.

Forward-Looking Statements

Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; our ongoing development of Zilretta; our interpretation of the data and results from our Zilretta clinical trials; our plans for, and the expected timing of, our Zilretta NDA submission with the FDA; our plans to commercialize Zilretta and its market potential; and the potential therapeutic and other benefits of Zilretta, are forward-looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks associated with the process of discovering, developing, manufacturing and obtaining regulatory approval for drugs that are safe and effective for use as human therapeutics; the fact that results of past clinical trials may not be predictive of subsequent trials; our reliance on third parties to manufacture and conduct clinical trials of Zilretta, which could delay or limit its future development or regulatory approval; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for Zilretta; the fact that we will require additional capital, including prior to commercializing Zilretta or any other product candidates, and may be unable to obtain such additional capital in sufficient amounts or on terms acceptable to us; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to Zilretta; competition from alternative therapies; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory approvals to market Zilretta; the risk that the FDA and foreign regulatory authorities may not agree with our interpretation of the data from our clinical trials of Zilretta and may require us to conduct additional clinical trials; Zilretta may not receive regulatory approval or be successfully commercialized, including as a result of the FDA’s or other regulatory authorities’ decisions regarding labeling and other matters that could affect its availability or commercial potential; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Investor Contact

David Carey

Lazar Partners LTD

T: 212-867-1768

dcarey@lazarpartners.com

Media Contact

Mariann Caprino

TogoRun

T: 917.242.1087

M.Caprino@togorun.com

Corporate Contact

Fred Driscoll

Chief Financial Officer

Flexion Therapeutics, Inc.

T: 781-305-7763

fdriscoll@flexiontherapeutics.com